                                                                    EXHIBIT 99.1


     FOR FURTHER INFORMATION:

     AT THE COMPANY:
     Jeffrey P. Jorissen
     Chief Financial Officer
     (248) 208-2500

     FOR IMMEDIATE RELEASE



            SUN COMMUNITIES, INC. REPORTS THIRD QUARTER 2004 RESULTS


     SOUTHFIELD, MI, OCTOBER 27, 2004 - SUN COMMUNITIES, INC. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported third quarter results.

     For the third quarter ended September 30, 2004, total revenues increased to $48.9 million, compared with $47.7 million in the third quarter of 2003. Funds from operations (FFO) (1) decreased from $17.3 million in the third quarter 2003 to $11.6 million in the third quarter 2004. On a diluted per share/OP unit basis, FFO was $0.56 for the third quarter of 2004 as compared with $0.82 for the three months ended September 30, 2003. Net income for the third quarter of 2004 was $0.6 million or $0.03 per diluted common share, compared with net income of $6.4 million, or $0.34 per diluted common share for the same period in 2003. The third quarter 2004 results reflect a charge of $0.6 million for Florida storm damage and $0.2 million for severance. The Company owns 20 communities in Florida comprising 9,680 sites. Four hurricanes have ravaged Florida during the current season. Damages relate primarily to cleanup of debris with minimal structural damage to the Company's communities or the homes of our residents. No injuries were sustained by employees or residents who have performed heroically through this difficult period.

     For 108 communities owned throughout both years, total revenues increased
     3.5 percent for the nine months ended September 30, 2004 and expenses increased 3.7 percent, resulting in an increase in net operating income(2) of 3.4 percent. Same property occupancy in the manufactured housing sites decreased from 89.1 percent at June 30, 2004 to 88.4 percent at September 30, 2004.








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October 27, 2004
Page 2

     As previously announced, the Company acquired four manufactured housing communities comprising 1,542 developed sites with 89 percent occupancy. The aggregate price was $54.6 million at a 7.5 percent capitalization rate and included the assumption of approximately $16 million in debt. Three of the communities are in northeast Atlanta and closed in October and the fourth is in Ypsilanti, Michigan and closed in the third quarter. An additional $100 million of acquisitions are scheduled to close in the fourth quarter.

     Also, the Company's recently announced $90 million unsecured line of credit was subsequently expanded by $25 million to $115 million. The line borrowings will be at LIBOR + 1.75 percent.

     "Year-to-date NOI growth of 3.4 percent for our core portfolio of 108 communities has remained solid. Third quarter expenses increased at a 6.3 percent rate driven primarily by real estate taxes and after two quarters of solid occupancy performance, we experienced some reductions in occupancy at eight communities representing 2/3 of the loss of 268 sites. We remain optimistic that industry consensus and data continue to indicate general trends of both improving conditions and reduced levels of repossessions," said Gary A. Shiffman, Chairman and Chief Executive Officer.

     "As previously discussed, management has been focused on completing each of the strategic steps related to the refinancing of the Company's debt earlier this year. Our cash on hand averaged nearly $90 million during the third quarter, which while dilutive to operating results, had been anticipated as part of our longer term strategy. In October, we purchased three communities for $43 million and anticipate the closing of several more acquisitions in the fourth quarter, which will require approximately $45 million in cash. Of the FNMA financing, $60 million remains to be drawn by December, which we may use to retire our $50 million, 8-7/8 percent preferred issue and/or acquire additional shares of our stock in the market. When these actions are complete, we should have a minimal cash balance and a fully available $115 million line of credit," he added.

     The Company expects to provide earnings guidance in mid-November at which time significant pending acquisitions are expected to be closed and the 2005 budgeting process will be complete.

     A conference call to discuss third quarter operating results will be held on October 27, 2004, at 11:00 A.M. EST. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8359. A replay will be available following the call through November 10, 2004, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. The account number for the replay is 3055 and the ID number is 119388. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

     Sun Communities currently owns and operates a portfolio of 136 communities mainly in the Midwest and Southeast United States. The Company's properties are comprised of over 46,800 developed sites and approximately 7,300 additional sites available for development.

October 27, 2004
Page 3


(1) Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

     Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure that, when combined with measures computed in accordance with GAAP such as net income, cash flow from operating activities, investing activities and financing activities, provide investors with an indication of the Company's ability to service debt and to fund acquisitions and other expenditures. Other REITS may use different methods for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

(2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Because of the inclusion of items such as interest, depreciation and amortization, the use of net income as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

                FOR MORE INFORMATION ABOUT SUN COMMUNITIES, INC.,
                   VISIT OUR WEBSITE AT WWW.SUNCOMMUNITIES.COM
                            -FINANCIAL TABLES FOLLOW-

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as "believes," "forecasts," "anticipates," "intends," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward looking statements. Such risks and uncertainties include the national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.

                              SUN COMMUNITIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                FOR THE PERIODS ENDED SEPTEMBER 30, 2004 AND 2003
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)
                                   (UNAUDITED)


                                                                 THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                         SEPTEMBER 30,
                                                          --------------------------------    ------------------------------
                                                              2004                  2003         2004                 2003
                                                          ------------           ---------    ---------            ---------

REVENUES
Income from rental property                               $  40,960              $  39,090     $ 124,329           $ 119,465
Revenue from home sales                                       4,837                  4,357        14,893              14,072
Ancillary revenues, net                                         394                    341         1,510               1,217
Interest and other income                                     2,686                  3,909         6,793               9,157
                                                          ---------              ---------     ---------           ---------
    Total revenues                                           48,877                 47,697       147,525             143,911
                                                          ---------              ---------     ---------           ---------

COSTS AND EXPENSES
Property operating and maintenance                           10,738                 10,091        31,034              29,640
Cost of home sales                                            3,812                  3,282        12,074               9,468
Real estate taxes                                             3,520                  2,937        10,039               8,805
General and administrative - rental property                  3,173                  2,581         8,619               7,458
General and administrative - home sales                       1,413                  1,353         4,474               4,364
Depreciation and amortization                                10,987                 11,036        33,076              32,486
Interest                                                     11,812                  7,377        31,177              26,684
Extinguishment of debt                                           --                     --        51,643                  --
Deferred financing costs related to extinquished debt            --                     --         5,557                  --
Florida storm damage                                            600                     --           600                  --
                                                          ---------              ---------     ---------           ---------
    Total expenses                                           46,055                 38,657       188,293             118,905
                                                          ---------              ---------     ---------           ---------
       Income (loss) from continuing operations before
       minority interests                                     2,822                  9,040       (40,768)             25,006
Less income (loss) allocated to minority interests:
  Preferred OP Units                                          2,192                  2,136         6,555               6,397
  Common OP Units                                                76                    816        (5,546)              2,284
                                                          ---------              ---------     ---------           ---------

 Income (loss) from continuing operations                       554                  6,088       (41,777)             16,325
 Income from discontinued operations                             --                    333            --                 978
                                                          ---------              ---------     ---------           ---------
        Net income (loss)                                 $     554              $   6,421     $ (41,777)          $  17,303
                                                          =========              =========     =========           =========

Weighted average common shares outstanding:
  Basic                                                      18,100                 18,504        18,480              18,065
                                                          =========              =========     =========           =========
  Diluted                                                    18,246                 18,683        18,480              18,220
                                                          =========              =========     =========           =========
Basic earnings (loss) per share:
  Continuing operations                                   $    0.03              $    0.33     $   (2.26)          $    0.91
  Discontinued operations                                        --                   0.02            --                0.05
                                                          ---------              ---------     ---------           ---------
  Net income (loss)                                       $    0.03              $    0.35     $   (2.26)          $    0.96
                                                          =========              =========     =========           =========
Diluted earnings (loss) per share:
  Continuing operations                                   $    0.03              $    0.32     $   (2.26)          $    0.90
  Discontinued operations                                        --                   0.02            --                0.05
                                                          ---------              ---------     ---------           ---------
  Net income (loss)                                       $    0.03              $    0.34     $   (2.26)          $    0.95
                                                          =========              =========     =========           =========


              RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
                FOR THE PERIODS ENDED SEPTEMBER 30, 2004 AND 2003
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)
                                   (UNAUDITED)




                                                                  THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                  SEPTEMBER 30,
                                                              ------------------------      --------------------------
                                                                2004           2003           2004             2003
                                                              ---------      ---------      ---------        ---------
Net income (loss)                                             $     554      $   6,421      $ (41,777)       $  17,303
Adjustments:
          Depreciation and amortization                          11,195         10,708         33,109           31,817
          Valuation adjustment(3)                                  (180)        (1,949)           302           (1,274)
          Allocation of SunChamp losses(4)                           --          1,221            300            3,158
          Income (loss) allocated to minority interest               76            860         (5,546)           2,420
                                                              ---------      ---------      ---------        ---------
Funds from operations                                         $  11,645      $  17,261      $ (13,612)       $  53,424
                                                              =========      =========      =========        =========

FFO - Continuing Operations                                   $  11,645      $  16,775      ($ 13,612)       $  51,886
                                                              =========      =========      =========        =========
FFO - Discontinued Operations                                 $      --      $     486      $       0        $   1,538
                                                              =========      =========      =========        =========

Weighted average common shares/OP Units outstanding:
          Basic                                                  20,574         20,989         20,954           20,586
                                                              =========      =========      =========        =========
          Diluted                                                20,720         21,168         20,954           20,741
                                                              =========      =========      =========        =========

Continuing Operations:
FFO per weighted average Common Share/OP Unit - Basic         $    0.57      $    0.80      $   (0.65)       $    2.52
                                                              =========      =========      =========        =========
FFO per weighted average Common Share/OP Unit - Diluted       $    0.56      $    0.79      $   (0.65)       $    2.50
                                                              =========      =========      =========        =========

Discontinued Operations:
FFO per weighted average Common Share/OP Unit - Basic         $      --      $    0.02      $      --        $    0.08
                                                              =========      =========      =========        =========
FFO per weighted average Common Share/OP Unit - Diluted       $      --      $    0.03      $      --        $    0.08
                                                              =========      =========      =========        =========

Total Operations:
FFO per weighted average Common Share/OP Unit - Basic         $    0.57      $    0.82      $   (0.65)       $    2.60
                                                              =========      =========      =========        =========
FFO per weighted average Common Share/OP Unit - Diluted       $    0.56      $    0.82      $   (0.65)       $    2.58
                                                              =========      =========      =========        =========



(3) The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfection related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments reflect volatility that would distort the comparative measurement of FFO and on a net basis approximate zero. Accordingly, the valuation adjustments are excluded from Funds from Operations. The valuation adjustment is included in interest expense.

(4) The Company acquired the equity interest of another investor in SunChamp in December 2002. Consideration consisted of a long-term note payable at net book value. Although the adjustment for the allocation of the SunChamp losses (based on SunChamp as a stand-alone entity) is not reflected in the accompanying financial statements, management believes that it is appropriate to provide for this adjustment because the Company's payment obligations with respect to the note are subordinate in all respects to the return of the members' equity (including the gross book value of the acquired equity) plus a preferred return. As a result, the losses that are allocated to the Company from SunChamp as a stand-alone entity under generally accepted accounting principles are effectively reallocated to the note for purposes of calculating Funds from Operations. A situation such as this is not contemplated in the NAREIT definition of FFO due to the unique circumstances of the transaction. Although not comparable to the precise NAREIT definition, the Company believes the inclusion of this item in its calculation of FFO to be appropriate as noted above.

                              SUN COMMUNITIES, INC.
                           SELECTED BALANCE SHEET DATA
                       (AMOUNTS IN THOUSANDS) (UNAUDITED)


                                                                    SEPTEMBER 30, 2004       DECEMBER 31, 2003
                                                                    ------------------       -----------------
Investment in rental property before accumulated depreciation       $        1,326,585       $       1,220,405
Total assets                                                        $        1,331,358       $       1,221,574
Total debt                                                          $          999,793       $         773,328
Total minority interests and stockholders' equity                   $          301,550       $         423,413




                              SUN COMMUNITIES, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                FOR THE PERIODS ENDED SEPTEMBER 30, 2004 AND 2003
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)



                                                          THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                             SEPTEMBER 30,                       SEPTEMBER 30,
                                                   --------------------------------    --------------------------------
                                                     2004                    2003        2004                     2003
                                                   --------                --------    --------                --------
Net income (loss)                                  $    554                $  6,421    $(41,777)               $ 17,303
Unrealized income (loss) on interest rate swaps      (1,615)                  2,033        (241)                   (347)
                                                   --------                --------    --------                --------
Comprehensive income (loss)                        $ (1,061)               $  8,454    $(42,018)               $ 16,956
                                                   ========                ========    ========                ========
